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                                                          Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

AGREEMENT, dated the 21st day of March, 2002, between BUSH INDUSTRIES, INC., a Delaware corporation having its principal place of business in Jamestown, New York (the "Company"), and David E. White, residing at 2120 SkyLane Drive, Muscatine, IA 52761 (the "Executive").

                              W I T N E S S E T H:

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

WHEREAS, the Executive is being employed as President of the Bush Business Furniture Division, and the retention of the Executive's services, for and on behalf of the Company, is materially important to the preservation and enhancement of the value of the Company's business; and

WHEREAS, the Executive is willing to serve in the employ of the Company as President of the Bush Business Furniture Division for the period and on the other terms and conditions hereafter stated;

NOW THEREFORE, the Company and the Executive hereby agree as follows:

1.       Employment. The Company agrees to employ the Executive, and the
         ----------
         Executive agrees to remain in the employ of the Company for the period and on the other terms and conditions set forth below.

2.       Term of Agreement.  The initial period of employment under this
         -----------------
         Agreement shall commence on April 1, 2002, and shall end on the third anniversary of such date, unless sooner terminated in accordance with the terms and conditions hereinafter set forth or unless the term is extended by way of the automatic renewal provision contained in this Section. On each annual anniversary date of the commencement of the initial term hereof, the term of employment hereunder shall, unless the Company provides the Executive with written notice to the contrary at least sixty (60) days prior to such annual anniversary date, be renewed for a term of three (3) years commencing on that annual anniversary date. In the event the Company provides such written notice of nonrenewal to the Executive at least sixty (60) days prior to an annual anniversary date, then the term hereof shall not be extended, but the then current three (3) year term in effect shall continue for the remaining two (2) years of its term.

3.       Position and Responsibilities. During the period of employment, the
         -----------------------------
         Executive agrees to serve the Company and the Company agrees to employ the Executive as its President of the Bush Business Furniture Division, with the duties and responsibilities summarized in Attachment A attached hereto.

4.       Compensation. For all services rendered by the Executive to or for the
         ------------
         Company and its affiliates in all capacities during the period of employment, and for the undertakings as to Confidential Information and Competition set forth in Sections 7 and 8 below, the Executive shall be entitled to the following:

         (a) a base salary, payable in installments not less frequent than monthly, at the rate of Two Hundred Ten Thousand ($210,000) Dollars during the initial six months of employment hereunder. After the initial six months, the base salary will increase to

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                  Two Hundred Twenty-Five Thousand ($225,000) Dollars. Salary
                  for any subsequent year shall be based upon the merit system employed for senior management of the Company, but shall not be less than the salary paid for the immediate preceding year; and

         (b) participation in the Company's profit sharing or executive incentive plan as in effect as of the date hereof at the level set forth in Attachment B attached hereto. The level of participation in such plan in subsequent years shall be based upon the merit system employed for senior management of the Company, but shall not be less than the level of participation for the immediate preceding year; and

         (c) participation in all Company health, welfare, pension and other employee benefit and fringe benefit plans (including insurance plans and vacation plans or policies) in which all other officers of the Company participate during the period of employment, subject in all events to any changes to the terms and conditions of such plans as in effect from time to time; and

         (d) participation in the other special allowance and bonus arrangements more particularly described in Attachments B and C attached hereto; and

         (e) relocation assistance as described in Attachment D attached hereto.

5. Termination of Employment During the Period of Employment.
   ---------------------------------------------------------

         (a)      Termination by the Company  without Good Cause.  The Company
                  ----------------------------------------------
                  may terminate the Executive's employment without Good Cause (as defined in Section 5(f), hereof) only upon sixty (60) days prior written notice to the Executive. If the Executive's employment with the Company is so terminated by the Company and such termination is not a Constructive Termination (as defined in Section 5(f), hereof), the Company, subject to full compliance by the Executive with the provisions of Sections 7 and 8 below, relating to "Confidential Information" and "Competition; Detrimental Conduct," shall pay the Executive, as severance pay, an amount equal to the compensation and benefits that would be payable to the Executive under Sections 4(a), 4(b), and 4(d) above during the next succeeding twenty-four (24) month period if such termination of employment had not occurred, at the time(s), in the installment(s) and on the other terms and conditions that would apply to the payment of such compensation, provided, however, that for purposes of determining the amount of profit sharing payable to Executive under this Section 5(a), such profit sharing award shall be determined based upon the four full fiscal quarters of the Company immediately preceding the date of the afore-described notice to the Executive of Executive's termination hereunder, as described below.

                  The aggregate amount of such profit sharing payable every three (3) months under this Section 5(a) shall equal the (i) the average (the "Average") of the Company's return on sales percentage (calculated before tax or any profit-sharing award) for the above four fiscal quarters (determined by adding the Company's return on sales percentage for each of the above four fiscal quarters and dividing said sum by four), and (ii) multiplied by the Executive's multiple, as set forth in Attachment B, used in calculating the Executive's profit sharing award during the last full fiscal quarter of the Company prior to the date of the above-described notice of termination, (iii) multiplied by the Executive's annual gross base salary as of the date such notice is given hereunder,
                  (iv) with the resulting product multiplied by 2.0. By way of illustration and not limitation, in the event on July 15, the Company gives the

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                  Executive the afore-described sixty day notice of termination, the profit sharing award the Executive would be entitled to hereunder would be the Average of the return on sales percentage for the Company for the four full fiscal quarters ending immediately prior to July 15. Accordingly, if the return on sales percentage for quarter one was 7%, quarter two, 11%, quarter 3, 15% and quarter four, 7%, the Average would be determined by adding the return on sales percentage for each of such fiscal quarters (which would result in the sum of 40%), divided by 4, with a resulting Average percentage of 10%. If the Executive's multiple in the last full fiscal quarter of the Company immediately preceding the date of notice of termination was 7, for example, the Average percentage would be multiplied by 7, resulting in a product of 70%, multiplied by the Executive's annual gross base salary as of the date of such notice. If such gross base annual salary, for example, was $100,000, the profit sharing would equal $70,000, multiplied by 2.0 (the equivalent of twenty-four months in years) or $140,000, which would be paid in eight equal installments over the 24 month period, as part of the severance compensation hereunder. In said example, the Executive would, therefore, be entitled hereunder to an aggregate severance compensation payable over said twenty-four month period equal to his annual gross base salary during said twenty-four month period, or $100,000 multiplied by 2.0 or $200,000, plus the above-determined profit sharing award of $140,000, for a total of $340,000, plus the other benefits and entitlements the Executive is to receive hereunder.

                  For the purposes of this Agreement, a termination of employment by the Executive that occurs after the Executive is assigned (without his written consent) duties, responsibilities or reporting relationships not contemplated by Section 3 and not consistent with his position as a senior executive, or after his duties or responsibilities contemplated by Section 3 above are limited in any respect materially detrimental to him, which situation is not remedied within thirty (30) days after the Company receives written notice from the Executive of the situation, shall be deemed a termination by the Company without Good Cause under this
                  Section 5(a).

         (b)      Termination by the Company for Good Cause or by the Executive.
                  -------------------------------------------------------------
                  The Company may terminate the Executive's employment with the Company with Good Cause, or the Executive may elect to terminate his employment with the Company for any reason, upon thirty (30) days prior written notice to the other party hereto. If Executive's employment by the Company is so terminated by the Company with Good Cause or is terminated by the Executive, and such termination is not a Constructive Termination, the Executive shall not be entitled to receive any compensation or benefits under Sections 4(a), 4(b), or 4(d) accruing after the date of such termination or any payment under Section 5(a), or otherwise, and Executive shall continue to be bound by Sections 7 and 8.

         (c)      Constructive Termination. If, during the period of employment,
                  ------------------------
                  the Executive's employment is terminated by the Company subject to a Constructive Termination, or in the event that portion of the Company's business with respect to which primarily the Executive's duties relate, is sold, liquidated, or otherwise ceased to be operated, then the Company shall pay the Executive, as a severance payment, an amount equal to the compensation and benefits that would have been payable to the Executive under Sections 4(a), 4(b), and 4(d), hereof during the next succeeding thirty (30) month period if such termination of employment had not occurred, such sum to be paid in a lump sum on or before the tenth day following the date of termination, provided, however, that for the purposes of this Section 5(c), such profit sharing award shall be determined based upon the four full fiscal quarters of the Company

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                  immediately preceding the date of the termination, as
                  described below. Notwithstanding the foregoing, in the event the Executive's employment with the Company is terminated within three months prior to an event which otherwise would have give rise to a termination with respect to which the provisions of this Section 5(c) would have been applicable, then the provisions of this Section 5(c) shall control.

                  The aggregate amount of such profit sharing payable under this
                  Section 5(c) shall equal the (i) the Average of the Company's return on sales percentage (calculated before tax or any profit-sharing award) for the above four fiscal quarters (determined by adding the Company's return on sales percentage for each of the above four fiscal quarters and dividing said sum by four), and (ii) multiplied by the Executive's multiple, as set forth in Attachment B hereto, used in calculating the Executive's profit sharing award during the last full fiscal quarter of the Company prior to the date of the above-described termination, (iii) multiplied by the Executive's annual gross base salary as of the date of termination, (iv) with the resulting product multiplied by
                  2.5. By way of illustration and not limitation, in the event on July 15, the Executive's employment is terminated, the profit sharing award the Executive would be entitled to hereunder would be the Average of the return on sales percentage for the Company for the four full fiscal quarters ending immediately prior to July 15. Accordingly, if the return on sales percentage for quarter one was 7%, quarter two, 11%, quarter 3, 15% and quarter four, 7%, the Average would be determined by adding the return on sales percentage for each of such fiscal quarters (which would result in the sum of 40%), divided by 4, with a resulting Average percentage of 10%. If the Executive's multiple in the last full fiscal quarter of the Company immediately preceding the date of termination was 7, for example, the Average percentage would be multiplied by 7, resulting in a product of 70%, multiplied by the Executive's annual gross base salary as of the date of such termination. If such gross base annual salary, for example, was $100,000, the profit sharing would equal $70,000, multiplied by 2.5 or $175,000, which would be paid in the lump sum payment described above. In said example, the Executive would, therefore, be entitled hereunder to an aggregate severance compensation payable in a lump sum equal to his annual gross base salary during said three year period, or $100,000 multiplied by 2.5 or $250,000, plus the above-determined profit sharing award of $175,000, for a total of $425,000, plus the other benefits and entitlements the Executive is to receive hereunder.

                  If the lump sum payment under this Section 5(c), either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a parachute payment (as defined in Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code"), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 5(c) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 5(c) pursuant to the foregoing provision shall be made by independent counsel to the Company in consultation with the independent certified public accountants of the Company.

         (d)      Continuation of Insurance upon Termination.
                  ------------------------------------------

                  (i) Upon the termination of the employment of the Executive pursuant to Sections 5(a), or 5(c), hereof, the Executive shall be entitled to continuation of coverage under the group health, life, and disability plans then in effect

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                           covering the Executive, or such similar plans as the
                           Company may provide for its executives from time to time thereafter, but in no event shall such coverages be less favorable than the group health, life, and disability coverages provided by the Company as of the date hereof. The Company shall be responsible for paying all of the costs of such coverages that it would have paid if the Executive was still in the employ of the Company. Such coverages shall continue until the earlier of the following dates: (i) the date that the Executive is eligible for similar employer-sponsored group coverage from a subsequent employer, or (ii) the date the Executive attains age
                           65. The group health coverage shall cover the Executive and his spouse and dependents. The life insurance policy covering the life of the Executive shall name as beneficiary the person or persons designated from time to time by the Executive.

                  (ii) Upon the termination of employment of the Executive pursuant to Section 5(b), hereof, the Executive shall be entitled only to continuation of coverage under the group health plans then in effect covering the Executive and only to the extent required by the provisions of ss. 4980B of the Internal Revenue Code, as amended, and ss.ss. 601-608 of the Employee Retirement Income Security Act of 1974, as amended. As permitted under such statutes, the Executive shall be responsible for paying the full cost of such continuation coverage.

         (e)      Disability of Executive.  In the event of the Executive's
                  -----------------------
                  disability (as hereinafter defined) during his employment under this Agreement, the employment of the Executive and this Agreement may be terminated by the Company nine (9) months after the commencement of such disability; provided, however, that upon any such termination, the Executive shall be entitled to payment of the Severance payments provided under Section 5(a) hereof, reduced by any benefits he may receive under any short term disability and long term disability plans sponsored by the Company covering its senior management employees at the time that the Executive's disability commences. During the period of the Executive's disability, the Executive shall continue to receive the compensation provided for in this Agreement, reduced by any benefits he may receive under any short term disability and long term disability plans sponsored by the Company covering its senior management employees at the time that the Executive's disability commences. If before the end of nine months from the first day of disability, the Executive's disability shall have ceased, and he shall have resumed the full-time performance of his duties under this Agreement, the Executive shall continue to receive the compensation provided for in this Agreement. Provided, however, that unless the Executive shall satisfactorily perform his duties on a full-time basis under this Agreement for a continuous period of at least sixty (60) calendar days following a period of disability before the Executive again becomes disabled, he shall not be entitled to begin a new nine month period for such subsequent disability, and the subsequent period of disability shall be added to the first in determining whether the Executive has been disabled for nine
                  (9) months in connection with this Section. During the period of his disability, the Executive shall be entitled to benefits in accordance with and subject to the terms and provisions of the Company's short-term disability income plan and its long-term disability plan for its senior management employees, as in effect at the time of the commencement of disability. For purposes of this Agreement, "disability" shall have the same meaning as given that term under the Company's long term disability plan for its senior management employees, as in effect from time to time.


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         (f) Definitions Applicable to this Section. For the purposes of this
             --------------------------------------
Agreement:

                  (i) "Good Cause" shall mean the Executive willfully or intentionally neglects to substantially perform his duties with the Company, or the Executive materially breaches any provision of this Agreement, including Section 7 below, relating to confidential information; provided, however, that such willful or intentional neglect of duties or the material breach hereof continues uncured by the Executive for more than sixty (60) days after written notice of such neglect or material breach from the Company to the Executive. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" or "intentional" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission to act was in the best interest of the Company. The Company shall also have "Good Cause" to terminate the Executive if the Executive commits an act or acts of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, its affiliates, or its stockholders.

                  (ii) a "Constructive Termination" shall mean a termination of this Agreement by the Executive under any of the following circumstances:

                           (1) The Company is in material breach of any of its obligations under this Agreement, and the situation is not remedied within thirty
                                    (30) days after the Company receives written notice from the Executive of the situation, or

                           (2) The Executive determines in good faith that, as a result of Change in the Control of the Company (as defined below) there is a substantial adverse alteration in the nature or status of the Executive's duties or responsibilities from those in effect immediately prior to the change in control of the Company, and the situation is not remedied within thirty (30) days after the Company receives written notice from the Executive of such determination, or

                           (3) Any termination of the Employee's employment by the Company under Section 5(a), except a termination pursuant to Section 5(b) hereof by the Company with Good Cause, shall be deemed a Constructive Termination if it occurs within thirty-six (36) months following the date of a Change in Control. If the Executive is terminated by the Company within thirty-six (36) months following the date of a Change in Control, the Company shall pay the Executive, as severance pay, an amount equal to the compensation and benefits that would be payable to the Executive under Sections 4(a), 4(b), and 4(d) above during the next succeeding thirty (30) month period if such termination of employment had not occurred, at the time(s), in the installment(s) and on the other terms and conditions that would apply to the payment of such compensation, provided, however, that for purposes of determining the amount of profit sharing payable to Executive under this Section 5(f)(ii)(3), such profit sharing award shall be determined based upon the four full fiscal quarters of the Company immediately preceding the date of the afore-described notice to the Executive of Executive's termination hereunder.

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                                    However, if the Executive elects to
                                    terminate his employment by resigning from the Company for any reason (upon thirty (30) days prior written notice to the Company) pursuant to Section 5(b), within thirty-six months following the date of a Change in Control, the Company shall pay the Executive as severance pay, an amount equal to the compensation and benefits that would be payable to the Executive under Sections 4(a), 4(b), and 4(d) above during the next succeeding twenty-four (24) month period if such termination of employment had not occurred, at the time(s), in the installment(s) and on the other terms and conditions that would apply to the payment of such compensation, provided, however, that for purposes of determining the amount of profit sharing payable to Executive under this Section 5(f)(ii)(3), such profit share award shall be determined based upon the four full fiscal quarters of the Company immediately preceding the date of the afore-described notice by the Executive to the Company of Executive's termination hereunder.

                                    Such severance calculations shall be
                                    consistent with the illustrations contained in Section 5(a) and 5(c) of this Agreement.

                  (iii)    "Change in Control of the Company" shall mean an
                            event which shall be deemed to have occurred if:

                           (1) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, (the "Exchange Act") (other than Paul S. Bush, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

                           (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) herein) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger
                                                           ----------
                                    or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to

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                                    represent (either by remaining outstanding
                                    or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a change of control of the Company; or

                           (4) the stockholders (or if stockholder approval is not required, then the Company's Board of Directors) of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                           (5) Paul Bush ceases to own capital stock of the Company having fifty one percent (51%) of the total voting control of the Company.

6.       Obligation to Mitigate Damages. The Executive shall not be required to
         ------------------------------
         mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer after termination of the Executive.

7.       Confidential  Information.  Except as required in the course of his
         -------------------------
         employment, the Executive agrees not to disclose to others or permit such disclosure, or make use of or permit the use of for his own benefit or the benefit of others, any confidential information, without the prior written consent of the Company. Confidential information as used in this Agreement includes any information, whether of a financial, technical or marketing nature, that pertains to the present or prospective business of the Company or any affiliate of the Company, or of any present or prospective customer, consultant or supplier of the Company or of any other party with which the Company does business and may be contractually or otherwise obligated to maintain such information secret, and becomes known to Executive or is generated by the Executive in the course of his employment with the Company, including, but not limited to, manufacturing equipment, processes and materials, data, know-how, experience, names, buying habits, or practices of any customers, marketing methods and related data, the names of any vendors or suppliers, costs of materials, prices, manufacturing and sales costs or lists or other written records. Confidential information, however, shall not include information that is, or through no fault of the Executive becomes, generally and overtly known in the industry in which the Company competes. The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of the Company, and he will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of the Company or any subsidiary thereof, together with any copy or reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company or any affiliate of the Company, or, without limitation, relating to its or their methods of distribution, suppliers, customers, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company or which otherwise contains confidential information.


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8.       Competition, Detrimental Conduct.
         --------------------------------

         (a) The Executive covenants and agrees that during the six (6) months following the termination of his employment with the Company for any reason whatsoever, he will not engage in "Competition" with the Company. For purposes of this Section 8, "Competition" shall mean:

                  (i) Directly or indirectly, either as a principal, agent employer, partner, director, stockholder or otherwise, engaging in, or being interested in, any ready-to-assemble furniture company as specified in Attachment E in competition with the business of the Company or any affiliate of the Company, including, without limitation, taking a management, advisory, sales, or ownership position with, or control of, a business engaged in the design, manufacturing, marketing, distribution or sale of ready-to-assemble furniture products in any geographical area in which the Company or any affiliate of the Company is at the time engaging in the design, manufacturing, marketing, distribution, or sale of such products; provided, however, that in no event shall ownership of less than five percent (5%) of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than five hundred (500) persons, standing alone, be deemed Competition with the Company within the meaning of this Section 8(a).

                  (ii) Soliciting any person who is a supplier or customer of the businesses conducted by the Company, or any business in which the Executive has been engaged on behalf of the Company, or any affiliate of the Company, at any time during the period of employment on behalf of a business described in clause (i) of this Section 8(a).

                  (iii) Inducing or attempting to persuade any employee of the Company or any of its affiliates to terminate his employment in order to enter into employment with a business described in clause (i) of this Section 8(a). The Executive recognizes and agrees that the restrictions on his activities contained in this
                           Section 8 are required for the reasonable protection of the Company and its investments.

         (b) The Executive recognizes and agrees that, by reason of his knowledge, experience, skill and ability, his services are extraordinary and unique, that the breach or attempted breach of the restrictive covenants set forth in Section 7 or Section 8(a) above will result in immediate and irreparable injury to the Company for which the Company will not have an adequate remedy at law, and that the Company shall be entitled to a decree of specific performance of those covenants and to a temporary and permanent injunction enjoining the breach thereof, and to seek any and all other remedies to which the Company may be entitled, including, without limitation, monetary damages, without posting bond or furnishing security of any kind.

         (c) The Executive agrees that the Company shall not be obligated to make any further payments provided for in Section 5(a), or otherwise above if the Executive shall, during the period in which such payments are being made, engage in Competition with the Company as defined in Section 8(a) above, breach his obligations under Section 7, or otherwise act or conduct himself to the detriment of the Company or any affiliates. The provisions of this Section 8(c) and Section 8(b) are in addition to

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

                  and not by way of limitation of any other rights or remedies available to the Company.



9. Severability.
   ------------

         (a) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         (b) Any provision of this Agreement which may be invalid or unenforceable in any jurisdiction shall be limited by construction thereof, to the end that such provision shall be valid and enforceable in such jurisdiction; and

         (c) Any provision of this Agreement which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.

10.      General Provisions.
         ------------------

         (a) No right of the Executive to or in any payments under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, pledge, charge or hypothecation or to execution, attachment, levy or similar process, or assignment by operation of law.

         (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

         (c) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive, his heirs, legatees, distributees and legal representatives; provided, however, the Executive may not assign his rights or delegate his duties under this Agreement without the consent of the Company and any purported assignment or delegation shall be void.

         (d) All claims, disputes and other matters in question between the Company and the Executive arising out of or relating to this Agreement, including the breach or enforcement thereof, shall be decided by arbitration held in Jamestown, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the parties otherwise mutually agree; provided, however, that this arbitration provision shall not prevent the Company from obtaining a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending final resolution by arbitration of a claim, dispute or other matter arising hereunder. The foregoing Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration rules. Any award rendered by the arbitrator(s) shall be final, and judgment may be entered thereon in any court having jurisdiction thereof. All fees and charges of the American Arbitration Association, and the legal fees and other costs and expenses of the parties, shall be borne as the arbitrators shall determine in their award. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after

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

                  the claim, dispute or other matters in question have arisen but in no event after the date when institution of legal or equitable proceedings based on such claim, dispute or other matters in question would be barred by the applicable statute of limitations.

         (e) Any notice or other communication to the Company pursuant to any provision of this Agreement shall be given in writing and will be deemed to have been delivered

                  (i) when delivered in person to the Corporate Secretary of the Company, or

                  (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Corporate Secretary of the Company at One Mason Drive, Jamestown, New York 14701, or at such other address of which the Company may from time to time give the Executive written notice in accordance with Section 10(f) below.

         (f) Any notice or other communication to the Executive pursuant to any provision of this Agreement shall be in writing and will be deemed to have been delivered

                  (i)      when delivered to the Executive in person, or

                  (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Executive at the address set forth on the first page hereof, and/or at such other address of which the Executive may from time to time give the Company written notice in accordance with
                           Section 10(e) above.

         (g) No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing, signed by the Executive and an authorized officer of the Company.

         (h) An affiliate of the Company is any person that directly or indirectly controls, is controlled by, or is under common control with, the Company. An affiliate shall not, however, include any business enterprise owned or controlled by Mr. Paul S. Bush other than the Company and its direct and indirect subsidiaries unless such business enterprise is engaged in a business of a type conducted by the Company or its subsidiaries.

         (i) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                      BUSH INDUSTRIES, INC.

                                                      By: _/s/_______________

                                                          /s/_______________
                                                             David E. White




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